As filed with the Securities and Exchange Commission on December 29, 1997

                                          Registration No. 333-41509
_____________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                AMENDMENT NO.1

                                      TO

                                   FORM S-3

                         REGISTRATION STATEMENT UNDER

                          THE SECURITIES ACT OF 1933
                         ____________________________


                             AURA SYSTEMS, INC.
              ---------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                 Delaware                                 95-4106894
        -----------------------------                ------------------
         (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)                Identification No.)

               2335 Alaska Avenue, El Segundo, California  90245
    ----------------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                 Zvi (Harry) Kurtzman, Chief Executive Officer
                              Aura Systems, Inc.
                              2335 Alaska Avenue
                             El Segundo, CA  90245
                                (310) 643-5300
                    ---------------------------------------
                    (Name, Address, including zip code, and
         telephone number, including area code, of agent for service)

                                   Copy to:

                             Samuel S. Guzik, Esq.
                              Guzik & Associates
                      1800 Century Park East, Fifth Floor
                            Los Angeles, CA  90067
                                (310) 788-8600
                         -----------------------------

Approximate date of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                                       Proposed
Title of each class                             Proposed                maximum
of securities to be       Amount to be      maximum offering      aggregate offering        Amount of
registered                registered(2)    price per share(1)          price(1)          registration fee
----------------------   ---------------   -------------------   ---------------------   ----------------

Common Stock,
$.005 par value            13,578,639                 $3.30             $44,809,508            $13,578.64(3)
---------------------------------------------------------------------------------------------------------

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the high and low price of the Registrant's Common Stock on December 3, 1997.
(2) Included in this amount are 10,364,076 shares issuable upon conversion of the Registrant's Convertible Debentures (the "Debentures") and exercise of the Registrant's Warrants issued in connection with the sale of the Debenture (the "Debenture Warrants"), which is equal to 150% of the number of shares currently issuable under the Debentures and the Debenture
     Warrants.    For purposes of estimating the number of shares of Common
     Stock to be included in this Registration Statement, the Registrant calculated 150% of the number of shares of Common Stock issuable in connection with the conversion of the Debentures (based on a conversion price of $3.04 which is 110% of the average closing bid price of the Common Stock as reported on the Nasdaq National Market for the five consecutive trading days ending October 29, 1997) and the exercise of the Debenture Warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Debentures or exercise of or in respect of the Debenture Warrants and other Warrants to which the registrable securities relate, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions (including floating rate conversion prices) in accordance with Rule 416.

(3)  Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION..................................................... 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................... 2

SUMMARY................................................................... 3

RISK FACTORS.............................................................. 4

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION............................. 6

DESCRIPTION OF CAPITAL STOCK.............................................. 7

LEGAL MATTERS............................................................. 7

EXPERTS................................................................... 7

ADDITIONAL INFORMATION.................................................... 8

                                   PROSPECTUS

________________________________________________________________________________

                               AURA SYSTEMS, INC.

                                 COMMON STOCK
________________________________________________________________________________

     This Prospectus relates to the resale by the Selling Stockholders identified herein of (i) an aggregate of 6,834,473 shares of Common Stock, $.005 par value ("Common Stock") of Aura Systems, Inc. ("Aura" or the "Company") which may be acquired by the Selling Stockholders upon the exercise of outstanding warrants at exercise prices ranging from $2.50 to $4.00 per share, subject to adjustment (the "Warrants"); and (ii) an indeterminate number of shares, initially 3,289,474 shares, which may be acquired by one of the Selling Stockholders upon conversion of the Company's Convertible Debentures (the "Debentures"); which are being offered for the account of the Selling Stockholders named herein. See "Selling Stockholders and Plan of Distribution." Although the Company will receive proceeds from the exercise of outstanding Warrants from time to time if and when they are exercised, the Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders offered hereby.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS," AT PAGE FOUR, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

     The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "AURA". On December 24, 1997, the last reported sales price for Aura's Common Stock on the Nasdaq National Market was $3.66.

              The date of this Prospectus is December 29, 1997

                             AVAILABLE INFORMATION

          Aura is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site on the Internet, http://www.sec.gov, that also contains such reports, proxy statements and other information filed by the Company.

          The Company has filed with the Commission a Registration Statement (together with all amendments and exhibits, the "Registration Statement") on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or other reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, all of which are previously filed with the Commission pursuant to the Securities Exchange Act of 1934, are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1997 ("1997 Form 10-K"); (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1997, and August 31, 1997; and (iii) the Company's Form 8-K dated November 12, 1997; and (iv) the Company's Proxy Statement dated August 8, 1997.

          All other reports and documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), and 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Steven C. Veen, Senior Vice President and Chief Financial Officer, Aura Systems, Inc., 2335 Alaska Avenue, El Segundo, California 90245, (310) 643-5300.

                                    SUMMARY

     This Prospectus, which includes the documents incorporated herein, contains forward-looking statements that involve risk and uncertainties. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The following summary is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus, including the documents incorporated herein. An investment in the shares of the Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the factors discussed under "Risk Factors."


                                  THE COMPANY

     Aura Systems, Inc. ("Aura" or the "Company") is engaged in the development, commercialization and sales of products, systems and components using its patented and proprietary electromagnetic and electro-optical technology, as well as the sale of other products which do not utilize this technology, such as sound cards, CD ROMs, multimedia kits, modems, and computer monitors. The Company's proprietary and patented technology is being developed for use in systems and products for commercial, industrial, consumer and government use.
To date, a combination of Aura funds and commercial and governmental development contracts have been utilized in the process of developing product applications.

     In 1996 the Company merged its operations into four operating divisions:
(1) AuraSound, which manufactures and sells professional and consumer sound systems and components and interactive products, including speakers, amplifiers, Bass Shakers, and sound cards; (2) NewCom, which manufacturers or packages for sale, and distributes computer related products, including CD ROM drives, modems, computer speakers, monitors, sound cards and multimedia kits; (3) Automotive and Industrial, which is commercializing products with automotive and industrial applications, including AuraGen and EVA; and (4) Display Systems, which is commercializing Aura's actuated mirror array technology in consumer and commercial display systems for use in televisions, computer displays and theaters. In September 1997 Aura's NewCom subsidiary completed its initial public offering, with Aura owning 72% of NewCom following completion of the public offering.

     References herein to the "Company" or "Aura" include Aura and its subsidiaries, unless the context indicates otherwise. The Company's headquarters are located at 2335 Alaska Avenue, El Segundo, California 90245, and its telephone number is (310) 643-5300.


                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that investors should consider carefully in evaluating an investment in the Common Stock offered hereby. These risk factors include, among other things, a history of operating losses, the continuing need for additional capital, competition and other factors.

                                  RISK FACTORS

     THE SHARES OF AURA'S COMMON STOCK MUST BE CONSIDERED A SPECULATIVE
     ------------------------------------------------------------------
INVESTMENT INVOLVING A HIGH DEGREE OF RISK.  IN ADDITION TO OTHER INFORMATION
-----------------------------------------------------------------------------
CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER
-----------------------------------------------------------------------------
THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE
-----------------------------------------------------------------------
INVESTING IN THE SHARES OF COMMON STOCK OFFERED HEREBY.
------------------------------------------------------

HISTORY OF LOSSES; SIGNIFICANT ACCUMULATED DEFICIT; POSSIBILITY OF FUTURE LOSSES

     The Company and its predecessors on a consolidated basis have recognized net losses in each fiscal year to date. The Company has incurred cumulative losses in each fiscal year to date and has an accumulated deficit through August 31, 1997 of approximately $70 million. Although the Company achieved a profit for the six months ended August 31, 1997, of $0.6 million, there can be no assurance that the Company will remain profitable or that its activities or operations will be successful. In addition, because the Company's efforts have been directed towards product development and the introduction of new products in the recent past, revenues and operating results have been uneven and may continue to be so during Fiscal 1998 and beyond.

GENERAL NEED FOR ADDITIONAL CAPITAL; NO ASSURANCE IT WILL BE AVAILABLE

     The cash flow generated from the Company's operations to date has not been sufficient to fund its working capital needs. The Company has relied upon external sources of financing to maintain its liquidity, principally private and bank indebtedness and equity financing. The Company expects to fund any operating shortfall in Fiscal 1998 from cash on hand and available credit facilities, and expects to continue to seek external sources of capital such as debt and equity financing. There are no assurances that such funds will be available at the times or in the amounts required by the Company. In the event any such financing involves the issuance of equity securities, existing stockholders may suffer dilution in net tangible book value per share. The unavailability of funds could have a material adverse effect on the Company's financial statements, results of operations and ability to expand its operations.

HIGHLY COMPETITIVE INDUSTRIES; RAPID TECHNOLOGICAL CHANGE

     The industries in which the Company operates are extremely competitive and characterized by rapid technological change. Many of its competitors have substantially greater financial resources than the Company, spend considerably larger sums than the Company on research, new product development and marketing, and have long-standing customer relationships. Furthermore, the Company must compete with many larger and better established companies in the hiring and retention of qualified personnel. Although the Company believes it has certain technological advantages over its competitors, realizing and maintaining such advantages will require the Company to develop customer relationships and will depend on market acceptance of its products. Future revenues and profits will be dependent to a large extent on the introduction of new products. Competitive pressures could reduce market acceptance of the Company's products, and there can be no assurance the Company will have the financial resources, technical expertise or marketing and support capabilities to compete successfully in the future.

PROTECTION OF PATENTS AND PROPRIETARY TECHNOLOGY

     The Company protects its proprietary technology by means of patent protection, trade secrets and unpatented proprietary know-how. No assurance can be given that pending or future patent applications will issue as patents or that any patents which have been or may be issued will provide the Company with adequate protection with respect to the covered products or technology. Moreover, a portion of the Company's proprietary technology is dependent upon unpatented trade secrets and know-how. Although the Company enters into confidentiality agreements with individuals and companies having access to proprietary technology whenever practicable, such agreements may not provide meaningful protection for this technology in the event of any unauthorized use or disclosure of such know-how. Further, in cases where patent protection does not exist, the Company may be exposed to competitors who independently develop substantially equivalent technology or otherwise gain access to the Company's trade secrets, know-how or other proprietary information.

DEPENDENCE UPON THIRD PARTY MANUFACTURERS

     The Company currently has limited capability to manufacture its proposed products or certain of their components by itself on a commercial scale, and relies extensively on subcontracts with third party manufacturers and joint ventures for such products and components. The use of third party manufacturers increases the risk of delay of shipments to its customers and increases the risk of higher costs if the Company's manufacturers are not available when required.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of Common Stock in the public market by stockholders (and future issuances of Common Stock upon the exercise of options, warrants, or convertible debt) may adversely affect the market price of the Company's stock. For example, pursuant to outstanding registration statements on file with the Commission a total of approximately 13,000,000 shares of Common Stock issuable upon the exercise of outstanding warrants and options are eligible for future resale in the public market. 3,289,474 shares, subject to adjustment, will become eligible for resale upon the conversion of the Debentures which are convertible into shares of Common Stock.

ABSENCE OF DIVIDENDS

     The Company has never paid cash dividends on its Common Stock and does not expect to pay any cash dividends in the foreseeable future. The Company currently intends to retain any future earnings for use in its business.

EFFECT OF ANTI-TAKEOVER PROVISIONS

     The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 could also have the effect of delaying or preventing a change in control of the Company.

FORWARD-LOOKING STATEMENTS

     When used in this Prospectus and the documents incorporated herein by reference, the words "believes," "anticipates," "expects" and similar expressions are intended to identify, in certain circumstances, forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks described in this "Risk Factors" section. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such statements. The Company also undertakes no obligation to update these forward-looking statements.

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     All of the shares of Common Stock of the Company covered by this Prospectus are being sold for the account of the selling stockholders named in the table below under "Shares of Common Stock Offered by Selling Stockholders (the "Selling Stockholders"). 6,834,473 shares are being offered by the Selling Stockholders upon the exercise of outstanding, unexercised Warrants consist of the following: (i) 496,563 shares issuable upon exercise of outstanding Warrants at an exercise price of $2.69 per share; (ii) 2,250,000 shares issuable upon exercise of outstanding Warrants at $2.50 per share, subject to adjustment;
(iii) 3,619,910 shares issuable upon exercise of outstanding Warrants at $2.85 per share; (iv) 218,000 shares issuable upon exercise of outstanding Warrants at $3.00 per share; and (v) 250,000 shares issuable upon exercise of outstanding Warrants at $4.00 per share. An indeterminate number of shares, 3,289,474 shares as of the date of this Prospectus, are being offered by a Selling Stockholder upon the conversion of the Debentures.

     The Debentures are initially convertible into shares of Common Stock of the Company at a conversion price of $3.04 (110% of the average closing bid price of the Common Stock for the five consecutive trading days ending October 29, 1997). Under certain circumstances, the Company may be required, at the option of the holder of the Debentures, to prepay the Debentures in accordance with the terms thereof. In the event the Company fails to prepay the Debentures within five days of the date fixed for prepayment, the conversion price of the Debentures for all conversions taking place thereafter will equal the lowest closing bid price of the Common Stock during the sixty trading day period ending one day prior to any conversion date.

     The shares being offered by the Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may be sold in one or more transactions (which may involve block transactions) on the Nasdaq National Market or on such other market on which the Common Stock may from time to time be trading, in privately-negotiated transactions, through the writing of options on the shares, short sales or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price or such other price as the Selling Stockholders determine from time to time. The shares may also be sold pursuant to Section 4(1) of the Securities Act or Rule 144 thereunder.

     The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the Selling Stockholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered hereby will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations thereunder.

     The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any other such person. The foregoing may affect the marketability of the shares.

     The Company has agreed to indemnify the Selling Stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

     Listed below are the names of each selling stockholder (the "Selling Stockholders"), the total number of shares owned and the number of shares to be sold in this offering by each Selling Stockholder, and the percentage of Common Stock owned by each Selling Stockholder before and after this Offering:

                                                                        NUMBER OF
                                                                        SHARES OF                SHARES OF
                                                                     COMMON STOCK TO            COMMON STOCK
                                        SHARES OF                    BE OFFERED FOR               OWNED OF
                                       COMMON STOCK                     SELLING                 RECORD AFTER
                                     OWNED OF RECORD                  STOCKHOLDER'S             COMPLETION OF
                                    PRIOR TO OFFERING**                 ACCOUNT**                 OFFERING
                                    -------------------               -------------               --------

NAME                                 NUMBER           PERCENT                                    NUMBER      PERCENT
----                                 ------           -------                                    ------      -------

D.H. Capital Ltd.                       62,500           *                  62,500                              *

Glacier Capital Limited                177,188           *                 177,188                              *

Global Growth Limited                   88,594           *                  88,594                              *

Infinity Emerging
Opportunities Limited                  264,655           *                 264,655                              *

Infinity Investors Limited           1,938,938         2.4%              1,938,938                              *

Intercontinental Holding
Co., Ltd.                               37,500           *                  37,500                              *

JNC Opportunity Fund, Ltd.             318,000           *                 318,000                              *

M.A.G. & Associates, Inc.               37,500           *                  37,500                              *

J.T. Oxford & Company, Inc.             37,500           *                  37,500                              *

RGC International
Investors, LDC                       6,909,384         8.0%              6,909,384(1)                           *

Joseph B. LaRocco                        6,250           *                   6,250                              *

Seacrest Capital
Limited                                177,188           *                 177,188                              *

Settendown Capital                      31,250           *                  31,250

Zuma Capital Limited                    37,500           *                  37,500                              *
----------------------------

*  Less than one percent.
** Assumes the exercise of all Warrants and conversion of all Debentures.

(1) The number of shares set forth in the table represents an estimate of the number of shares of Common Stock to be offered by this Selling Stockholder. The actual number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants issued to the Debenture holder in connection therewith (the "Debenture Warrants") is indeterminate, is subject to adjustment and could be materially more than such estimated number depending on factors which cannot be predicted by the Company at this time. The actual number of shares of Common Stock offered hereby, and included in the Registration Statement of which this Prospectus is a part, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Debenture and exercise of the Debenture Warrants by reason of the floating rate conversion price mechanism or other adjustment mechanisms described therein, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act. Pursuant to the terms of the Debentures, if the Debentures had been actually converted on the date of this Prospectus the conversion price would have been $3.04 (110% of the average closing bid price of the Common Stock for the five consecutive trading days ending October 29, 1997) at which price the Debentures would have been converted into approximately 3,289,474 shares of Common Stock. However, under certain circumstances the conversion price is adjustable. For example, if the Company fails to prepay the Debentures when required thereunder, the conversion price is adjusted to equal the lowest closing bid price of the Common Stock during the 60 trading day period ending one day prior to the conversion date. Pursuant to the terms of the Debentures and the Debenture Warrants, the Debentures and Debenture Warrants are convertible or exercisable by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted and unexercised portions of the Debentures and Debenture Warrants) would not exceed 4.9% of the then outstanding Common Stock as determined in accordance with Section 13(a) of the Exchange Act. Accordingly, the number of shares of Common Stock set forth in the table for this Selling Stockholder exceeds the number of shares of Common Stock that this Selling Stockholder could own beneficially at any given time through their ownership of the Debentures. In that regard, beneficial ownership of this Selling Stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

                          DESCRIPTION OF CAPITAL STOCK

          As of November 26, 1997, the authorized capital stock of the Company consisted of 200,000,000 shares of Common Stock, par value $.005 per share, of which 79,754,786 were issued and outstanding.

COMMON STOCK

          Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Common stockholders are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock has no preemptive or conversion rights or other subscription rights and there are no redemptive or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and all the shares of Common Stock offered by the Company hereby will, when issued, be fully paid and non-assessable.

ANTI-TAKEOVER PROVISIONS

          The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"). In general, Section 203 prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is any person or entity who, together with affiliates and associates, owns (or within the three immediately preceding years did own) 15% or more of the Company's voting stock. The provisions of Section 203 requiring a super majority vote to approve certain corporate transactions could enable a minority of the Company's stockholders to exercise veto powers over such transactions and could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders.

TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for the Company's Common Stock is Interwest Transfer, Salt Lake City, Utah.

                                 LEGAL MATTERS

          Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Guzik & Associates, Los Angeles, California.

                                    EXPERTS

          The consolidated financial statements of the Company and subsidiaries for the years ended February 28, 1997, February 29, 1996 and February 28, 1995, incorporated by reference in this Prospectus and Registration Statement, have been audited by Pannell Kerr Forster, Certified Public Accountants, a professional corporation, Los Angeles, California, as stated in their report incorporated by reference. Such financial statements and schedule have been so incorporated in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

          The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibit and schedules. Statements contained in this Prospectus regarding the contents of any contract or other document are not necessarily complete with respect to each such contract or document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission in Washington, D.C. and copies of such material may be obtained from such upon payment of the fees prescribed by the Commission.

          No dealer, salesman or other person has been authorized to give any information or to make any representation orth than those contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer or solicitation to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither delivery of this Prospectus nor sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to its date.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee............................................. $13,578.64
Blue Sky fees and expenses.......................................   1,000.00
Accounting fees and expenses.....................................   1,000.00
Legal fees and expenses..........................................  15,000.00
Printing and engraving expenses..................................   1,000.00
Registrar and Transfer Agent's fees..............................     500.00
Miscellaneous fees and expenses..................................     500.00
Total............................................................ $32,578.64


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Registrant has entered into agreements with its directors to provide indemnity to such persons to the maximum extent permitted under applicable laws.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

(1)  4.1   Certificate of Incorporation of Registrant.

(2)  4.2   Form of Certificate of Amendment of Certificate of Incorporation of
           Registrant.

(1)  4.3   Bylaws of Registrant.

(3)  4.4   Form of  Warrant.

     5.1   Opinion of Guzik & Associates.

     23.1 Consent of Pannell Kerr Forster, Certified Public Accountants, a professional corporation.

(4)  23.2  Consent of Guzik & Associates.

     24.1  Power of Attorney (included in signature page)
___________________________

(1) Incorporated by reference to the Exhibits to the Registration Statement on Form S-1 (File No. 33-

     19530).

(2) Incorporated by reference to the Exhibit to the Registrant's Proxy Statement dated August 8, 1997.

(3) Incorporated by reference to the Exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1994 (File No. 0-17249).

(4)  Included in Exhibit 5.1.

     (b)  Financial Statement Schedule

          Schedule II--Valuation and Qualifying Accounts--Incorporated by reference to Exhibit to the Annual Report on Form 10-K for the fiscal year ended February 28, 1997.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 24th day of December, 1997.


                              AURA SYSTEMS, INC.

                              By  /s/ Zvi (Harry) Kurtzman
                                  --------------------------------
                                  Zvi (Harry) Kurtzman
                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Zvi (Harry) Kurtzman      President and Director            December 24, 1997
---------------------------
Zvi (Harry) Kurtzman          (Principal Executive Officer)


/s/ Steven C. Veen            Vice President, Chief             December 24, 1997
---------------------------
Steven C. Veen                Financial Officer, Director
                              (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ Arthur J. Schwartz        Director                          December 24, 1997
---------------------------
Arthur J. Schwartz


/s/ Cipora Kurtzman Lavut     Director                          December 24, 1997
---------------------------
Cipora Kurtzman Lavut


                              Director                          December   , 1997
---------------------------
Norman Reitman


/s/ Harvey Cohen              Director                          December 24, 1997
---------------------------
Harvey Cohen

/s/ Neal B. Kaufman             Director              December 24, 1997
---------------------------
Neal B. Kaufman

/s/ Ashok Dewan                 Director              December 24, 1997
---------------------------
Ashok Dewan


/s/Gerald S. Papazian           Director              December 24, 1997
---------------------------
Gerald S. Papazian


/s/ Salvatore Diaz-Verson, Jr.  Director              December 24, 1997
------------------------------
Salvatore Diaz-Verson, Jr.


/s/ Peter Liu                   Director              December 24, 1997
------------------------------
Peter Liu

                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Aura Systems, Inc. our report dated June 11, 1997, on our audits of the consolidated financial statements of Aura Systems, Inc. as of February 28, 1997 and February 29, 1996, and for each of the three years in the period ended February 28, 1997, which report appears in Form 10-K for the fiscal year ended February 28, 1997. We also hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ PANNELL KERR FORSTER
----------------------------

PANNELL KERR FORSTER

CERTIFIED PUBLIC ACCOUNTANTS,
a Professional Corporation

Los Angeles, California
December 26, 1997